Exhibit 10.13

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is made and entered into as of this ____ day of ___________, 2008, by and between ORTHOFIX INTERNATIONAL N.V., a Netherlands Antilles corporation (the “Company”), and the undersigned indemnitee (“Indemnitee”).

W I T N E S S E T H:

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company;

WHEREAS, the Company’s Articles of Association provides for indemnification of the directors and officers of the Company, and the Company’s Articles of Association expressly provide that the indemnification provisions set forth therein are not exclusive and thereby contemplate that contracts may be entered into between the Company and directors, officers and other persons with respect to indemnification;

WHEREAS, the Company and Indemnitee recognize that the vagaries of public policy and the interpretation of sometimes ambiguous statutes, regulations and court opinions are too uncertain to provide the Company’s directors and officers with adequate or reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties for the Company or by reason of their status as a director or officer of the Company;

WHEREAS, the Company and Indemnitee further recognize the continued difficulty in obtaining liability insurance for the Company’s directors and officers and the significant and continual increases in the cost of such insurance and the general trend of insurance companies to reduce the scope of coverage of such insurance;

WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors and officers to expensive litigation risks at the same time as the availability and scope of coverage of liability insurance provide increasing challenges for the Company;

WHEREAS, Indemnitee may not regard the protection currently provided by applicable law, the Company’s governing documents and available insurance as adequate under the present circumstances, and Indemnitee and certain other directors and officers of  the Company might not be willing to continue to serve in such capacities without additional protection;

WHEREAS, in entering into this Agreement both the Company and Indemnitee represent and agree, to the best of their knowledge, that at present there is no pending or threatened litigation or proceeding involving Indemnitee or any other director or officer of the Company, where indemnification under this Agreement would be required or permitted or which may result in a claim for indemnification hereunder;

WHEREAS, the Company desires to have Indemnitee serve or continue to serve as a director or officer of the Company or an Affiliate (as defined below), free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of performing his or her duty to the Company or his or her status as a director or officer; and Indemnitee desires to serve or continue to serve in such capacity; and

WHEREAS, this Agreement is a supplement to and in furtherance of the indemnification provided in the Company’s Articles of Association and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements of the parties contained herein and the mutual benefits to be derived from this Agreement, the parties hereto covenant and agree as follows:

1.             Certain Definitions. The following terms as used in this Agreement shall be defined as follows:

(a)           “Action(s)” shall include, without limitation, any threatened, pending or completed action, claim, litigation, suit, arbitration, alternative dispute mechanism, investigation, inquiry, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative, predicated on any applicable law of any jurisdiction, including, without limitation, applicable Netherlands Antilles law, the U.S. Securities Act of 1933, as amended, and/or the U.S. Securities Exchange Act of 1934, as amended (including, as to both, any similar successor rules or regulations), and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, whether a Derivative Action and/or whether formal or informal.

(b)           “Affiliate” shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust, or other similar enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

(c)           “Authority” shall mean the panel of arbitrators or independent legal counsel selected under Section 6.

(d)           “Board” shall mean the entire then serving Board of Directors of the Company.

(e)           “Breach of Duty” shall mean Indemnitee breached or failed to perform his or her duties to the Company or an Affiliate, as the case may be, and Indemnitee’s breach of or failure to perform those duties constituted:

(i)             a breach of his or her “duty of loyalty” (as defined herein) to the Company or its shareholders;

(ii)            acts or omissions not in “good faith” (as further defined herein) or which involve intentional misconduct or a knowing violation of the law; or

(iii)           a transaction from which Indemnitee derived an improper direct personal financial profit (unless such profit is determined to be immaterial in light of all the circumstances).

In determining whether Indemnitee has acted or omitted to act otherwise than in “good faith,” as such term is used herein, the Authority, or the court, shall determine solely whether Indemnitee: (i) in the case of conduct in his or her “official capacity” (as defined herein) with the Company, believed, in the exercise of his or her business judgment, that his or her conduct was in the best interests of the Company; and (ii) in all other cases, reasonably believed that his or her conduct was at least not opposed to the best interests of the Company.  Notwithstanding any other provision of this Agreement, Indemnitee’s conduct with respect to an employee benefit plan or trust sponsored by or otherwise associated with the Company and/or an Affiliate for a purpose he or she reasonably believes to be in the interests of the participants in and beneficiaries of such plan is conduct that does not constitute a Breach of Duty.

(f)            “Derivative Action” shall mean any Action brought by or in the right of the Company and/or an Affiliate.

(g)           “Disinterested Quorum” shall mean a quorum of the Board who are not parties in interest to the subject Action or any related Action.

(h)           Breach of the “duty of loyalty” shall mean a breach of fiduciary duty by an Executive which constitutes a willful failure to deal fairly with the Company or its shareholders in connection with a transaction in which the Executive has a material undisclosed personal conflict of interest.

(i)            “Executive(s)” shall mean any individual who is, was or has agreed to become a director and/or officer of the Company and/or an Affiliate.

(j)            “Expenses” shall include, without limitation, any and all reasonable expenses, fees, costs, charges, attorneys’ fees and disbursements, other out-of-pocket costs, reasonable compensation for time spent by Indemnitee in connection with the Action for which he or she is not otherwise compensated by the Company, any Affiliate, any third party or other entity and any and all other reasonable direct and indirect costs of any type or nature whatsoever.

(k)           “Liabilities” shall include, without limitation, judgments, amounts incurred in settlement, fines, penalties and, with respect to any employee benefit plan, any excise tax or penalty incurred in connection therewith, all Expenses and any and all other reasonable liabilities of every type or nature whatsoever incurred in connection with the subject Action.

(l)            “Official capacity” shall mean the office of director or officer in the Company and/or an Affiliate, membership on any committee of directors, any other offices in the Company and/or an Affiliate held by an Executive and any other employment or agency relationship between the Executive and the Company and/or an Affiliate. Without limiting the generality of the foregoing, the provision of legal advice to the Company and/or an Affiliate, the Board, or the officers, employees and agents of the Company and/or an Affiliate by an Executive whose duties include legal counsel shall be deemed to be within such Executive’s “official capacity.”

2.            Agreement to Serve. Indemnitee agrees to serve or to continue to serve the Company or an Affiliate, as an Executive; provided, however, that nothing contained in this Agreement shall create a contract of employment between the Company and Indemnitee and the termination of Indemnitee’s relationship with the Company by either party hereto shall not be restricted by this Agreement.

3.             General. The Company shall indemnify Indemnitee, to the fullest extent permitted by law, against any and all Liabilities which Indemnitee may incur as a result of being made or threatened to be made a party to any Action by reason of the fact that Indemnitee, or his or her testator or intestate, is or was a director or officer of the Company or serves or served any other enterprise as a director or officer at the request of the Company or any predecessor of the Company. The remaining specific provisions of this Agreement are in furtherance, and not in derogation or limitation of, the generality of the foregoing.

4.             Mandatory Indemnification.

(a)           Mandatory Indemnification when Successful on Merits or Otherwise.  With respect to any Action to which Indemnitee has been made or threatened to be made a party by reason of his or her status as an Executive, and/or as to acts performed in the course of Indemnitee’s duties to the Company and/or an Affiliate, to the extent Indemnitee has been successful on the merits or otherwise, including, without limitation, the settlement, dismissal, abandonment or withdrawal of any such Action where Indemnitee does not pay, incur or assume any material Liabilities, he or she shall be indemnified by the Company against all Liabilities incurred by him or her or on his or her behalf in connection therewith. The Company shall pay or reimburse such Liabilities to Indemnitee, or to such other person or entity as Indemnitee may designate in writing to the Company, within 10 days after the receipt of Indemnitee’s written request therefor, without regard to the provisions of Section 6. In the event the Company refuses or fails to pay or reimburse such requested Liabilities, Indemnitee may petition a court to order the Company to make such payment pursuant to Section 7.

(b)           Mandatory Indemnification in Other Situations. In all cases other than those set forth in Section 4(a) hereof, and subject to the conditions and limitations set forth hereinafter in this Agreement, the Company shall indemnify and hold harmless Indemnitee in any circumstances in which he or she is or was a party, or is threatened to be made a party, to any Action by reason of his or her status as an Executive, and/or as to acts performed in the course of Indemnitee’s duties to the Company and/or an Affiliate, against Liabilities incurred by or on behalf of Indemnitee in connection with any Action, including, without limitation, in connection with the investigation, defense, settlement or appeal of any Action; provided, that it is not determined by the Authority, or by a court, pursuant to Section 6 that Indemnitee engaged in misconduct which constitutes a Breach of Duty.

(c)           Restrictions on Indemnification. Notwithstanding any other provision contained in this Agreement to the contrary, the Company shall not:

(i)           indemnify against Liabilities (or advance Expenses) to Indemnitee with respect to any Action initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to Actions:

(1)           brought to establish or enforce a right to indemnification against Liabilities (or an advance of Expenses) under Section 7, or under any applicable statute or law;

(2)           initiated or brought voluntarily by Indemnitee to the extent Indemnitee is successful on the merits or otherwise in connection with such an Action; or

(3)           as to which the Board determines it be appropriate.

(ii)           indemnify Indemnitee against judgments, fines or penalties incurred in a Derivative Action if Indemnitee is finally adjudged liable to the Company by a court (unless the court before which such Derivative Action was brought determines that Indemnitee is fairly and reasonably entitled to indemnity for any or all of such judgments, fines or penalties);

(iii)           subject to Section 14, indemnify Indemnitee for any payment that has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision (to which excess Indemnitee is entitled pursuant to this Agreement);

(iv)           indemnify Indemnitee for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended, or any similar successor rule or regulation or similar provisions of state statutory law or common law; or

(v)           indemnify Indemnitee for any amounts paid in settlement of any Action effected without the Company’s written consent.

(d)           Settlement of Action. The Company shall not settle any Action in any manner which would impose any Liabilities or other type of limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold their consent to any such proposed settlement.

5.             Advance for Expenses. The Company shall from time to time pay to or reimburse Indemnitee, or such other person or entity as Indemnitee may designate in writing to the Company, Expenses incurred by or on behalf of Indemnitee in connection with any Action in advance of the final disposition or conclusion of any such Action within 10 days after the receipt of Indemnitee’s written request therefor; provided, that Indemnitee furnishes to the Company an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which constitutes a Breach of Duty or otherwise renders indemnification impermissible under applicable law and agrees in writing to repay any advances made under this Section 5 if it is ultimately determined that he or she is not entitled to be indemnified by the Company for such Expenses pursuant to this Agreement.  Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.

6.             Determination of Right to Indemnification.

(a)           Payment. Except as otherwise set forth in this Section 6 or in Section 4(c), any indemnification to be provided to Indemnitee by the Company under Section 4(b) upon the final disposition or conclusion of any Action, unless otherwise ordered by a court, shall be paid or reimbursed by the Company to Indemnitee, or such other person or entity as Indemnitee may designate in writing to the Company, within 60 days after the receipt of Indemnitee’s written request therefor. Such request shall include an accounting of all Liabilities for which indemnification is being sought. No further corporate authorization for such payment shall be required other than this Section 6(a).

(b)           Restrictions on Payment. Notwithstanding the foregoing or any other provision contained in this Agreement to the contrary, the payment of such requested indemnifiable Liabilities pursuant to Section 4(b) may be denied by the Company if:

(i)            a Disinterested Quorum, by a majority vote thereof, determines that Indemnitee has engaged in misconduct which constitutes a Breach of Duty; or

(ii)           a Disinterested Quorum cannot be obtained.

(c)           Authorization of Authority to Determine Right to Indemnification. In the event of nonpayment pursuant to either subsection of Section 6(b), the Board shall immediately authorize and direct, by resolution, that an independent determination be made as to whether Indemnitee has engaged in misconduct which constitutes a Breach of Duty and, therefore, whether indemnification of Indemnitee is proper pursuant to this Agreement. If the Board does not authorize an Authority to determine Indemnitee’s right to indemnification hereunder within such 60-day period and/or if indemnification of the requested amount of Liabilities is paid by the Company, then it shall be conclusively presumed for all purposes that a Disinterested Quorum has affirmatively determined that Indemnitee did not engage in misconduct constituting a Breach of Duty and, if not already so paid, indemnification by the Company of the requested amount of Liabilities shall be paid to Indemnitee immediately.

(d)           Choice of Authority. Such independent determination shall be made, at the option of Indemnitee, by: (i) a panel of three arbitrators as set forth below in Section 6(f); (ii) an independent legal counsel mutually selected by Indemnitee and a Disinterested Quorum (or by the Board if a Disinterested Quorum cannot be obtained) by a majority vote thereof; or (iii) a court in accordance with Section 7.

(e)           Rebuttable Presumption and Burden of Proof. In any such determination there shall exist a rebuttable presumption that Indemnitee has not engaged in misconduct which constitutes a Breach of Duty and is, therefore, entitled to indemnification hereunder. The burden of rebutting such presumption by clear and convincing evidence shall be on the Company or on such other party challenging the payment of such indemnification.  The knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(f)           Arbitration Panel. If Indemnitee chooses for a matter hereunder to be heard by a panel of arbitrators as provided in clause (i) of Section 6(d), then Indemnitee shall specify in writing his or her choice of the following bodies, rules and venues:

(i)            Arbitration by a panel of the American Arbitration Association in accordance with its Commercial Arbitration Rules, sitting in New York, New York or Charlotte, North Carolina; or

(ii)           Arbitration by a panel of the International Centre for Dispute Resolution in accordance with its International Arbitration Rules, sitting in London, England or Amsterdam, the Netherlands.

One of such arbitrators shall be selected by a Disinterested Quorum (or by the Board if a Disinterested Quorum is not obtainable) by a majority vote thereof, the second by Indemnitee and the third by the two previously selected arbitrators.

(g)           Decision of Authority. To the extent practicable, the Authority shall make its independent determination hereunder within 60 days of being selected and shall simultaneously submit a written opinion of its conclusions to both the Company and Indemnitee.

(h)           Payment in Accordance with Determination by Authority. If the Authority determines that Indemnitee is entitled to be indemnified for any Liabilities pursuant to this Agreement, the Company shall pay such Liabilities to Indemnitee, including interest on such amounts as provided in Section 9(c), or to such other person or entity as the Executive may designate in writing to the Company, within 10 days of receipt of such opinion.

(i)            Expenses Associated with Indemnification Process. The Expenses associated with the indemnification process set forth in this Section 6, including, without limitation, the Expenses of the Authority selected hereunder, shall be paid by the Company.

7.             Court-Ordered Indemnification and Advance for Expenses.

(a)           Court-Ordered Indemnification. Indemnitee may, either before or within two years after a determination, if any, has been made by the Authority, petition the court before which such Action was brought or any other court of competent jurisdiction to independently determine whether or not he or she has engaged in misconduct which constitutes a Breach of Duty and is, therefore, entitled to indemnification under the provisions of this Agreement. Such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such proceeding without having made such determination. Indemnitee may petition a court under this Section 7 either to seek an initial determination as authorized by Section 6(d) or to seek review of a previous determination by the Authority.

(b)           Rebuttable Presumption and Burden of Proof. The court shall make its independent determination irrespective of any prior determination made by the Authority; provided, however, that there shall exist a rebuttable presumption that Indemnitee has not engaged in misconduct which constitutes a Breach of Duty and is, therefore, entitled to indemnification hereunder. The burden of rebutting such presumption by clear and convincing evidence shall be on the Company or such other party challenging the payment of indemnification.  The knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(c)           Court-Ordered Indemnification Despite a Breach of Duty by Indemnitee. In the event the court determines that Indemnitee has engaged in misconduct which constitutes a Breach of Duty, the court may nonetheless order indemnification to be paid by the Company if it determines that Indemnitee is otherwise fairly and reasonably entitled to such indemnification in view of all of the circumstances of such Action.

(d)           Court-Ordered Advance Expenses and Payment of Liabilities. In the event the Company does not: (i) advance Expenses to Indemnitee within 10 days of Indemnitee’s compliance with Section 5; or (ii) indemnify Indemnitee with respect to requested Liabilities under Section 4(a) within 10 days of Indemnitee’s written request therefor, Indemnitee may petition the court before which such Action was brought, if any, or any other court of competent jurisdiction to order the Company to pay such Expenses or Liabilities immediately. Such court, after giving any notice it considers necessary, shall order the Company to immediately pay such Expenses or Liabilities if it determines that Indemnitee has complied with the applicable provisions of Section 5 or Section 4(a), as the case may be.

(e)           Payment of Court-Ordered Indemnification and Advance Expenses. If the court determines pursuant to this Section 7 that Indemnitee is entitled to be indemnified for any Liabilities, or to the advance of Expenses, unless otherwise ordered by such court, the Company shall pay such Liabilities or Expenses to Indemnitee, including interest thereon as provided in Section 9(c), or to such other person or entity as Indemnitee may designate in writing to the Company, within 10 days of the rendering of such determination.

(f)           Expenses Incurred by Indemnitee in Connection with Judicial Determination. Indemnitee shall pay all Expenses incurred by Indemnitee in connection with the judicial determination provided in this Section 7, unless it shall ultimately be determined by the court that he or she is entitled, in whole or in part, to be indemnified by, or to receive an advance from, the Company as authorized by this Agreement. All Expenses incurred by Indemnitee in connection with any subsequent appeal of the judicial determination provided for in this Section 7 shall be paid by Indemnitee regardless of the disposition of such appeal.

8.            Termination of Action is Nonconclusive. The adverse termination of any Action against Indemnitee by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that Indemnitee has engaged in misconduct which constitutes a Breach of Duty.

9.             Partial Indemnification; Reasonableness; Interest.

(a)           Partial Indemnification. If it is determined by the Authority, or by a court, that Indemnitee is entitled to indemnification against Liabilities incurred as to some claims, issues or matters, but not as to other claims, issues or matters, involved in any Action, the Authority, or the court, shall authorize the proration and payment by the Company of such Liabilities with respect to which indemnification is sought by Indemnitee, among such claims, issues or matters as the Authority, or the court, shall deem appropriate in light of all of the circumstances of such Action.

(b)           Unreasonable Expenses. If it is determined by the Authority, or by a court, that certain Expenses incurred by or on behalf of Indemnitee are for whatever reason unreasonable in type or amount, the Authority, or the court, may nonetheless authorize indemnification to be paid by the Company to Indemnitee for such Expenses as the Authority, or the court, shall deem reasonable in light of all of the circumstances of such Action.

(c)           Interest. Interest shall be paid by the Company to Indemnitee at a reasonable interest rate as determined by the Authority, or by a court, upon amounts for which the Company indemnifies, or which the Company advances to, Indemnitee, if not paid or advanced timely as provided herein.

10.           Severability. If any provision of this Agreement shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Agreement contravene public policy, this Agreement shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed by or on behalf of the Company, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable, and the Company shall indemnify and hold harmless Indemnitee against Liabilities incurred with respect to any Action to the fullest extent permitted by any applicable provision of this Agreement that shall not have been invalidated and to the fullest extent otherwise permitted by applicable law; it being understood that the intention of the Company is to provide Indemnitee with the maximum protection against personal liability available under applicable law.

11.           Nonexclusivity. The right to indemnification against Liabilities and advancement of Expenses provided to Indemnitee by this Agreement shall not be deemed exclusive of any other rights to indemnification against Liabilities and advancement of Expenses to which Indemnitee may be entitled under any charter provision, written agreement, resolution, vote of shareholders or disinterested directors of the Company or otherwise, both as to acts in his or her official capacity as Executive or other employee or agent of the Company and/or of an Affiliate or as to acts in any other capacity while holding such office or position, whether or not the Company would have the power to indemnify against Liabilities or advance Expenses to Indemnitee under this Agreement or under applicable law; provided that it is not determined that Indemnitee, in any such capacity, has engaged in misconduct which constitutes a Breach of Duty.  Notwithstanding any other provision contained in this Agreement to the contrary, the Company’s obligation to indemnify against Liabilities or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification against Liabilities or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

12.           Notice to the Company; Defense of Action.

(a)           Notice to the Company. Indemnitee shall promptly notify the Company in writing upon being served with or having actual knowledge of any citation, summons, complaint, indictment or any other similar document relating to any Action which may result in a claim of indemnification against Liabilities or advancement of Expenses hereunder, but the omission to so notify the Company will not relieve the Company from any liability which it may have to Indemnitee otherwise than under this Agreement unless the Company shall have been irreparably prejudiced by such omission.

(b)           Right of Company to Participate in Action. With respect to any such Action as to which Indemnitee notifies the Company of the commencement thereof:

(i)           The Company shall be entitled to participate therein at its own expense; and

(ii)           Except as otherwise provided below, to the extent that it may wish, the Company (or any other indemnifying party, including any insurance carrier, similarly notified by the Company or Indemnitee) shall be entitled to assume the defense thereof, with counsel selected by the Company (or such other indemnifying party) and reasonably satisfactory to Indemnitee.

(c)           Participation by Company in Action. After notice from the Company (or such other indemnifying party) to Indemnitee of its election to assume the defense of an Action, the Company shall not be liable to Indemnitee under this Agreement for any Expenses or other Liabilities subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his or her own counsel in such Action but the Expenses of such counsel incurred after notice from the Company (or such other indemnifying party) of its assumption of the defense thereof shall be at the expense of Indemnitee unless: (i) the employment of counsel by Indemnitee has been authorized by the Company (or such other indemnifying party); (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company (or such other indemnifying party) and Indemnitee in the conduct of the defense of such Action; or (iii) the Company (or such other indemnifying party) shall not in fact have employed counsel reasonably satisfactory to Indemnitee to assume the defense of such Action, in each of which cases the Expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Derivative Action or any Action as to which Indemnitee shall have made the conclusion provided for in clause (ii) above.

13.           Continuity of Rights and Obligations. The terms and provisions of this Agreement shall continue as to Indemnitee subsequent to the expiration or termination of Indemnitee’s term as an Executive, and such terms and provisions shall be binding upon and inure to the benefit of the heirs, estate, executors and administrators of Indemnitee and the successors and assigns of the Company, including, without limitation, any successor to the Company by way of merger, consolidation and/or sale or disposition of all or substantially all of the assets or capital stock of the Company. Except as provided herein, all rights and obligations of the Company and Indemnitee hereunder shall continue in full force and effect despite the subsequent amendment or modification of the Company’s Articles of Association, as it is in effect on the date hereof, and such rights and obligations shall not be affected by any such amendment or modification, any resolution of directors or shareholders of the Company, or by any other corporate action which conflicts with or purports to amend, modify, limit or eliminate any of the rights or obligations of the Company and/or of Indemnitee hereunder.

14.           Insurance.

(a)           The Company may purchase and maintain insurance on behalf of Indemnitee against any liability asserted against him or her or incurred by him or her or on his or her behalf in such capacity as an Executive, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this Agreement or under applicable law, as it may then be in effect. The purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the Company or Indemnitee under this Agreement, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or of the other party or parties thereto under any such policy or agreement of insurance.

(b)           If Indemnitee shall receive payment from any insurance carrier or from the plaintiff in any Action against Indemnitee in respect of indemnified amounts after payments on account of all or part of such indemnified amounts have been made by the Company pursuant to this Agreement, Indemnitee shall promptly reimburse the Company for the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the Company to Indemnitee exceeds such indemnified amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductible or co-insurance payments, shall not be deemed to be payments to Indemnitee hereunder. In addition, upon payment of indemnified amounts under this Agreement, the Company shall be subrogated to Indemnitee’s rights against any insurance carrier in respect of such indemnified amounts and the Indemnitee shall execute and deliver any and all instruments and/or documents and perform any and all other acts or deeds which the Company necessary or advisable to secure such rights. Indemnitee shall do nothing to prejudice such rights of recovery or subrogation.

15.           Contribution.

(a)           If the indemnity provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount reasonably incurred by or on behalf of Indemnitee, whether for judgments, fines, penalties, amounts incurred in settlement and/or for Expenses in connection with any Action, no matter by whom brought, including without limitation, securities law Actions, in such proportion as deemed fair and reasonable by the Authority, or by the court before which such Action was brought, taking into account all of the circumstances of such Action, in order to reflect:

(i)            the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Action; and/or

(ii)           the relative fault of the Company (and its other executives, employees and/or agents) and Indemnitee in connection with such event(s) and/or transaction(s).

(b)           Indemnitee shall not be entitled to contribution from the Company under this Section 15 if it is determined by the Authority, or by the court before which such Action was brought, that Indemnitee engaged in criminal, fraudulent or intentional misconduct in the performance of his or her duty to the Company or otherwise engaged in a Breach of Duty.

(c)           The Company’s payment of, and Indemnitee’s right to, contribution under this Section 15 shall be made and determined in accordance with Section 4 relating to the Company’s payment of, and Indemnitee’s right to, indemnification under this Agreement.

16.           Amendment and Modification. This Agreement may only be amended, modified or supplemented by the written agreement of the Company and Indemnitee.

17.           Assignment. This Agreement shall not be assigned by the Company or Indemnitee without the prior written consent of the other party hereto, except that the Company may freely assign its rights and obligations under this Agreement to any Affiliate for whom Indemnitee is serving as an Executive thereof; provided, however, that no permitted assignment shall release the assignor from its obligations hereunder. Subject to the foregoing, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including, without limitation, any successor to the Company by way of merger, consolidation and/or sale or disposition of all or substantially all of the capital stock or assets of the Company.

18.           Governing Law; Jurisdiction and Venue.  This Agreement and all disputes, claims, or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.   Each Party hereto hereby (i) irrevocably and unconditionally consents to submit itself to the sole and exclusive personal jurisdiction any State Court of the State of Delaware or any Federal Court of the United States of America sitting in the State of Delaware (collectively, the “Delaware Courts”) in connection with any dispute, claim, or controversy arising out of or relating to this Agreement or the transactions contemplated hereby, (ii) waives any objection to the laying of venue of any such litigation in any of the Delaware Courts, (iii) agrees not to plead or claim in any such court that such litigation brought therein has been brought in an inconvenient forum and agrees not otherwise to attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (iv) agrees that it will not bring any action, suit, or proceeding in connection with any dispute, claim, or controversy arising out of or relating to this Agreement or the transactions contemplated hereby, in any court or other tribunal, other than any of the Delaware Courts.  Each Party hereto hereby irrevocably and unconditionally agrees that service of process in connection with any dispute, claim, or controversy arising out of or relating to this Agreement or the transactions contemplated hereby may be made upon such party by prepaid certified or registered mail, with a validated proof of mailing receipt constituting evidence of valid service, directed to such Party at the address specified in Section 19.  Service made in such manner, to the fullest extent permitted by applicable law, shall have the same legal force and effect as if served upon such Party personally within the State of Delaware.  Nothing herein shall be deemed to limit or prohibit service of process by any other manner as may be permitted by applicable law.  Each of the Parties hereto hereby agrees that this Agreement involves at least $100,000 and that this Agreement has been entered into in express reliance on 6 Del. C. § 2708.

19.           Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by certified registered mail, return receipt requested, with postage prepaid:

(a)	If to Indemnitee, to:

(b)	If to the Company, to:

Orthofix International N.V.
Huntersville Business Park
10115 Kincey Avenue
Suite 250
Huntersville, NC 28078
Attention:  Vice President & General Counsel

or to such other person or address as the Company or the Indemnitee shall furnish to the other in writing.

20.           Entire Agreement.  Together with any rights under Netherlands Antilles law and the Company’s Certificate of Incorporation and Articles of Association, this Agreement represents the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all previous contracts, arrangements or understandings between the Company (or any of its affiliates) and the Indemnitee, expressly including any prior Indemnity Agreement or similar written agreement (the “Prior Agreement”), which Prior Agreement is hereby terminated in its entirety and of no further force and effect.  For the avoidance of doubt, it is the intent of the parties that, notwithstanding anything to the contrary in this Agreement or as a result of the termination of the Prior Agreement, the rights and benefits accruing to the Indemnitee, as well as the duties and obligations of the Company, under this Agreement shall extend to actions, or failures to act, or similar items taken prior to the date of this Agreement and that would otherwise have been covered under the Prior Agreement, but such items shall be covered by this Agreement.

21.           Miscellaneous.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

ORTHOFIX INTERNATIONAL N.V.

By:
Name:
Title:

INDEMNITEE